                                                                   EXHIBIT 10.23

                     AGREEMENT AND PLAN OF REORGANIZATION


  THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of June 30, 1999 (the "Agreement Date") by and among Interwoven, Inc., a California corporation ("Interwoven"), Lexington Software Associates, Inc., a Delaware corporation (the "Company") and the stockholders listed on
Exhibit 1, who are the only stockholders of the Company (each being hereinafter
---------
individually referred to as a "LSA Stockholder" and collectively referred to as the "LSA Stockholders").

                                   RECITALS

  A. The parties intend that, subject to the terms and conditions of this Agreement, Company will be merged with and into Interwoven in a statutory merger, with Interwoven to be the surviving corporation of such merger, all pursuant to the terms and conditions of this Agreement and applicable law. The parties also intend for such merger be accounted for as a purchase transaction for accounting and financial reporting purposes and to be treated as a "reorganization" under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

  B. Upon the effectiveness of such merger, the capital stock of the Company that is outstanding immediately prior to the effectiveness of the merger will be converted into shares of the Series E Preferred Stock and warrants to purchase Series E Preferred Stock of Interwoven (plus cash for any eliminated fractional shares), all as provided in this Agreement.

  C. The parties understand that by virtue of the Certificate of Incorporation of the Company, as amended by the Certificate of Designation dated May 21, 1998 (the "Amendment"), the merger contemplated hereby would be treated as a liquidation event under Section 4 of the Amendment and, accordingly, based on the liquidation preferences held by the Company Preferred Stock (as defined below), all of the consideration for such merger would be paid to the holders of the Company Preferred Stock, and no consideration will remain for distribution to holders of any other class or series of capital stock of the Company (or rights or options or warrants thereon), including without limitation the Company's Common Stock (or any options or warrants to acquire Common Stock).

  NOW, THEREFORE, in consideration of the above-recited facts and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

                                   ARTICLE 1
                              CERTAIN DEFINITIONS

  As used in this Agreement, the following terms will have the meanings set forth below:

  1.1 The "Merger" means the statutory merger of the Company with and into Interwoven to be effected pursuant to the terms and conditions of this Agreement.

  1.2 The "Effective Time" means the time and date on which the Merger first becomes legally effective under the laws of the States of California and Delaware as a result of: (i) the filing with the California Secretary of State of an Agreement of Merger between the Company and Interwoven in substantially the form of Exhibit A (the "Agreement of Merger") and any required officers'
            ---------
certificates; and (ii) the filing with the Delaware Secretary of State of the Agreement of Merger and any required officers' certificates or, in lieu thereof at Interwoven's option, a Certificate of Merger in substantially the form of Exhibit B (the "Certificate of Merger"), conforming to the requirements of the
---------
Delaware General Corporation Law.

  1.3 "Company Common Stock" means the Company's Common Stock, par value $.01 per share.

  1.4 "Company Options" means, collectively, options to purchase shares of Company Common Stock granted by the Company to Company employees under the Company's 1997 Stock Option Plan (the "Company Option Plan").

  1.5 "Company Preferred Stock" means the Company's Preferred Stock, par value $.01 per share (together with the Company Common Stock, the "Company Stock").

  1.6 "Company Derivative Securities" means, collectively: (a) any warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any shares of the capital stock of the Company (collectively, "Company Stock Rights"); (b) any note, evidence of indebtedness, stock or other security of the Company that is convertible into or exchangeable for any shares of the capital stock of the Company or any Company Stock Rights ("Company Convertible Security"); and (c) any warrant, option, right, note, evidence of indebtedness, stock or other security that entitles the holder thereof to purchase or otherwise acquire any Company Stock Rights or any Company Convertible Security; provided, however, that the term "Company Derivative
                      --------  -------
Securities" does not include any of the Company Preferred Stock and/or Company
                 ---
Options.

  1.7 "Number of Company Fully Diluted Shares" means the sum of: (a) the total number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) the total number of shares of Company Common Stock subject to or issuable under all Company Options that are issued and outstanding immediately prior to the Effective Time; plus (c) the total number of shares of Company Common Stock that, immediately prior to the Effective Time, are, directly or indirectly, ultimately or potentially issuable by the Company upon the exercise, conversion or exchange of all Company Derivative Securities (if any) that are issued and outstanding immediately prior to the Effective Time (on an as-converted to Common Stock basis); plus (d) the total number of shares of Company Preferred Stock that are issued and outstanding immediately prior to the Effective Time.

  1.8 "Company Stockholders" means those persons (each being individually referred to herein as a "Company Stockholder") who, immediately prior to the Effective Time, hold the shares of the Company Stock that are outstanding immediately prior to the Effective Time; provided, however, that for purposes of
                                         --------  -------
Section 11 of this Agreement, the term "Company Stockholders" means only those Company Stockholders (as defined above in this Section) who are issued warrants to purchase shares of Interwoven Series E Stock in the Merger as evidenced on Interwoven's records.

  1.9 "Company Dissenting Shares" means any shares of any capital stock of the Company that (i) are outstanding immediately prior to the Effective Time and qualify fully as "dissenting shares" within the meaning of the Delaware General Corporation Law and (ii) with respect to which dissenter's rights to require the purchase of such dissenting shares for cash at their fair market value in accordance with the Delaware General Corporation Law have been duly and properly exercised and perfected in connection with the Merger.

  1.10  "Interwoven Common Stock" means Interwoven's Common Stock, no par value.

  1.11 "Interwoven Merger Shares" means the (i) 88,339 shares of Interwoven Series E Stock, as presently constituted, and (ii) warrants to purchase an additional 17,668 shares of Interwoven Series E Stock (which warrants will be fully vested on issuance, each with a seven-year term).

  1.12 "Interwoven Series E Stock" means Interwoven's Series E Preferred Stock, no par value.

  1.13 "Conversion Ratio" means the quotient obtained by (a) dividing the number of shares of Interwoven Series E Stock and warrants to purchase Interwoven Series E Stock set forth in the Interwoven Merger Shares by (b) the Number of Company Fully Diluted Shares.

  1.14 "Interwoven Ancillary Agreements" means, collectively, each agreement, certificate or document (other than this Agreement) to which Interwoven is to enter into as a party thereto, or otherwise is to execute and deliver, pursuant to or in connection with this Agreement. "Company Ancillary Agreements" means, collectively, the Agreement of Merger and each other agreement, certificate or document (other than this Agreement) to which the Company is to enter into as a party thereto, or otherwise is to execute and deliver, pursuant to or in connection with this Agreement. "LSA Stockholder Ancillary Agreements" means, collectively, each agreement, certificate or document (other than this Agreement) that a LSA Stockholder is to enter into as a party thereto, or otherwise is to execute and deliver, pursuant to or in connection with this Agreement, and includes, without limitation, each of the following agreements to be entered into and executed by each LSA Stockholder hereunder: the Investment Representation Letter, and the Company Stockholder Agreement (each as hereafter defined).

  1.15 "knowledge," when used with reference to the Company or the LSA Stockholders, respectively, means either (a) the collective actual knowledge of the LSA Stockholders, or (b) the collective actual knowledge of the President of the Company and/or any Vice President of the Company and/or any Treasurer of the Company.

  Other capitalized terms defined elsewhere in this Agreement and not defined in this Article I will have the meanings assigned to such terms in this Agreement.

                                   ARTICLE 2
                             PLAN OF REORGANIZATION

  2.1  Conversion of Shares.
       --------------------

  2.1.1  Conversion of Company Stock.  At the Effective Time, each share of
         ---------------------------
Company Stock that is issued and outstanding immediately prior to the Effective Time (other than any Company Dissenting Shares as provided in Section 2.1.2)
      ----- ----
will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, be converted into a number of shares of Interwoven Series E Stock and the number of warrants to purchase Interwoven Series E Stock that is equal to the Conversion Ratio, respectively, subject to the provisions of Section 2.1.3 regarding the elimination of fractional shares, it being understood that by virtue of the liquidation preferences set forth in
Section 4 of the Amendment to the Company's Certificate of Incorporation, each share of Company Preferred Stock shall be converted into its pro rata right to receive the consideration set forth above, and no consideration will remain for distribution to holders of any other class or series of capital stock of the Company (or rights, warrants or options thereon), including without limitation the Company's Common Stock (or any rights, warrants or options to acquire Common Stock).

  2.1.2  Company Dissenting Shares.  Holders of Company Dissenting Shares (if
         -------------------------
any) will be entitled to their appraisal rights under the Delaware General Corporation Law with respect to such Company Dissenting Shares and such Company Dissenting Shares will not be converted into shares of Interwoven Series E Stock
                       ---
or warrants to purchase Interwoven Series E Stock in the Merger; provided,
                                                                 --------
however, that nothing in this Section 2.1.2 is intended to remove, release,
-------
waive, alter or affect any of the conditions to Interwoven's obligations to consummate the Merger set forth in Section 9.9, or any other provision of this Agreement relating to the Company Dissenting Shares. Shares of the capital stock of the Company that are outstanding immediately prior to the Effective Time of the Merger and with respect to which dissenting shareholders' rights of appraisal under the Delaware General Corporation Law, have not been properly
                                                           ---
perfected will, when such dissenting shareholders' rights can no longer be legally exercised under the Delaware General Corporation Law, be converted into Interwoven Series E Stock or warrants to purchase Interwoven Series E Stock as provided in Section 2.1.1.

  2.1.3  Fractional Shares.  No fractional shares of Interwoven Series E Stock
         -----------------
or warrants to purchase Interwoven Series E Stock will be issued in connection with the Merger. In lieu thereof, each holder of Company Stock who would otherwise be entitled to receive a fraction of a share of Interwoven Series E Stock or warrants to purchase Interwoven Series E Stock pursuant to Section 2.1.1, after aggregating all shares of Interwoven Series E Stock or warrants to purchase Interwoven Series E Stock to be received by such holder pursuant to
Section 2.1.1, will instead receive from Interwoven an amount of cash equal to the product obtained by multiplying (i) $5.66 by (ii) the fraction of a share of Interwoven Series E Stock or warrants to purchase Interwoven Series E Stock that such holder would otherwise be entitled to receive.

  2.2  Termination of Company Options.  Prior to the Effective Time, the Company
       ------------------------------
will cause each Company Option that is outstanding to be terminated. Interwoven may, at its option, grant options to acquire Interwoven Common Stock (an "Interwoven Option") to certain holders of Company Options or Company employees who may become employed by Interwoven in connection with the Merger, and pre-Merger employment service with the Company may be credited to each holder of a Interwoven Option for purposes of applying any vesting schedule to determine the number of shares of Interwoven Common Stock that are exercisable thereunder.

  2.3  Adjustments for Capital Changes.  Notwithstanding the provisions of
       -------------------------------
Section 2.1 or Section 2.2, if at any time after the Agreement Date and prior to the Effective Time, Interwoven recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares into a greater number of shares, or a combination (or reverse stock split) of any of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a subdivision or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares of Interwoven Common Stock, Interwoven Series E Stock or in shares or securities convertible into shares of Interwoven Common Stock or Interwoven Series E Stock (each, a "Capital Change"), then the number of shares of Interwoven Series E Stock and warrants to purchase Interwoven Series E Stock constituting the Interwoven Merger Shares, the Interwoven Common Stock and the Conversion Ratio will each be appropriately adjusted so as to maintain the proportionate interests of the stockholders and optionholders of Interwoven and the Company in the outstanding equity of Interwoven immediately following the Merger as contemplated by this Agreement.

  2.4  Effects of the Merger.  At and upon the Effective Time of the Merger:
       ---------------------

       (a) the separate existence of Company will cease and Company will be merged with and into Interwoven, and Interwoven will be the surviving corporation of the Merger (the "Surviving Corporation") pursuant to the terms of this Agreement and the Agreement of Merger;

       (b) the Articles of Incorporation and Bylaws of the Interwoven will continue unchanged to be the Articles of Incorporation of the Surviving Corporation and the Certificate of Incorporation (as amended by the Amendment) and the Bylaws of the Company shall cease to have any further force or effect;

       (c) each share of Company Stock that is outstanding immediately prior to the Effective Time will be converted into Interwoven Series E Stock and warrants to purchase Interwoven Series E Stock (or no consideration, in respect of each share of Company Common Stock and each Company Option or Company Derivative Securities) as provided in this Article 2 and the Agreement of Merger;

       (d) the Board of Directors and officers of Interwoven will remain unchanged and will be the Board of Directors and officers of the Surviving Corporation; and

       (e) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

  2.5  Further Assurances.  The Company and each of the Company Stockholders
       ------------------
agree that if, at any time before or after the Effective Time, Interwoven believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Interwoven, the Surviving Corporation and their respective officers and directors may, and each of the Company Stockholders will, execute and deliver all such reasonable and proper deeds, assignments, instruments and assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes of this Agreement, in the name of the Company or otherwise.

  2.6  Securities Laws Issues.  Interwoven shall issue the shares of Interwoven
       ----------------------
Series E Stock to be issued in the Merger pursuant to Section 2.1.1 of this Agreement and the Interwoven Options to be issued in the Merger pursuant to an exemption from registration under Section 4(2) and/or Regulation D promulgated under the Securities Act of 1933, as amended ("1933 Act") and the exemption from qualification under Section 25120 of the California Corporations Code (the "CCC") provided by Section 25100(o) of the CCC. Concurrently with execution of this Agreement (or as soon thereafter as possible): (a) each LSA Stockholder who is receiving any shares of Interwoven Series E Stock and warrants to purchase Interwoven Series E Stock shall execute and deliver to Interwoven an Investment Representation Letter in the form of Exhibit C hereto (the
                                                ---------
"Investment Representation Letter").

  2.7  Registration Rights. Each Company Stockholder who receives shares of
       -------------------
Interwoven Series E Stock in the Merger pursuant to Section 2.1.1 will be granted the piggyback registration rights pursuant to Section 6.5 hereof.

  2.8  Tax-Free Reorganization.  The parties intend to adopt this Agreement as a
       -----------------------
tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties believe that the value of the shares of Interwoven Series E Stock and warrants to purchase Interwoven Series E Stock to be issued to the Company Stockholders in the Merger is equal to the value of the shares of Company Stock to be surrendered in exchange therefor. Except for cash to be paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by Interwoven for the outstanding shares of Company Stock in the Merger. In addition, Interwoven represents now, and as of the Closing Date, that it presently intends to continue the Company's historic business or use a significant portion of the Company's business assets in a business. The provisions and representations contained or referred to in this Section 2.8 will survive until the expiration of the applicable statute of limitations. Notwithstanding anything to the contrary set forth herein, Interwoven makes no representations or warranty to the Company or to any stockholder of the Company regarding the tax treatment of the Merger or whether the Merger will qualify as a tax-free plan of reorganization under the Code.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                            AND THE LSA STOCKHOLDERS

  The Company and the LSA Stockholders hereby jointly and severally represent and warrant to Interwoven that, except as set forth in the Schedule of Exceptions attached hereto as Exhibit D (the "Company Disclosure Letter"), each
                              ---------
of the following representations, warranties and statements in this Article 3 are true and correct.

  3.1  Organization and Good Standing.  The Company is a corporation duly
       ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" when used with reference to the Company, means any event, change or effect that is (or will with the passage of time be) materially adverse to the Company's condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects.

  3.2  Power, Authorization and Validity.
       ---------------------------------

  3.2.1 The Company has the right, power, legal capacity, and authority to enter into, execute, deliver, and perform its obligations under this Agreement and all the Company Ancillary Agreements, and the Company has all requisite corporate power and authority to consummate the Merger. This Agreement, the Agreement of Merger, the Merger, and all of the principal terms of each of the foregoing have been duly and validly approved by the stockholders of the Company in compliance with applicable law (including without limitation the Delaware General Corporation Law) and the Certificate of Incorporation and Bylaws of the Company, both as amended. The execution, delivery and performance by the Company of this Agreement and each of the Company Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of the Company's Board of Directors. Each of the LSA Stockholders has the right, power, legal capacity and authority to enter into, execute, deliver, and perform his respective obligations under this Agreement and each of the LSA Stockholder Ancillary Agreements to be executed and delivered by such LSA Stockholder.

  3.2.2 No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to be made or obtained by the Company or any LSA Stockholder to enable the Company or such LSA Stockholder to lawfully enter into, and to perform its or his obligations under, this Agreement, each of the Company Ancillary Agreements and each of the LSA Stockholder Ancillary Agreements, except for (a) the filing of the Agreement of Merger (or the Certificate of Merger) with the Delaware Secretary of State and any such further documents as may be required under the Delaware General Corporation Law to effect the Merger; and (b) the filing of the Agreement of Merger (and related officers' certificates) with the California Secretary of State and any such further documents as may be required under the California Corporations Code to effect the Merger.

  3.2.3 This Agreement and each of the Company Ancillary Agreements are, or when executed by the Company will be, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject only to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. This Agreement and each of the LSA Stockholder Ancillary Agreements are, or when executed by a LSA Stockholder will be, a valid and binding obligation of such LSA Stockholder, enforceable against such LSA Stockholder in accordance with their respective terms, subject only to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

  3.3  Capitalization of the Company.
       -----------------------------

  3.3.1  Outstanding Stock.  The authorized capital stock of the Company
         -----------------
consists entirely of (i) 3,000,000 shares of Common Stock, of which a total of 1,010,000 shares are issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, of which a total of 690,323 shares are issued and outstanding (all such shares being designated as Series A Convertible Preferred Stock), and no other shares of any capital stock of the Company are authorized, issued or outstanding. No fractional shares of Common Stock or Preferred Stock of the Company are issued or outstanding. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any claim, lien, preemptive right, right of first refusal, right of first offer or right of rescission, and have been offered, issued, sold and delivered by the Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable federal and state securities laws. A list of all holders of the Company's outstanding capital stock, and the total number of shares of Company Common Stock or Preferred Stock owned by each such holder is set forth in Schedule 3.3.1 to the Company Disclosure Letter. The Company has no
   --------------
stockholders other than the LSA Stockholders. During the two (2) year period immediately prior to the Agreement Date, the Company has not redeemed, repurchased or otherwise reacquired any shares of its capital stock from any stockholder of the Company.

  3.3.2  No Options, Warrants or Rights.  Except for Company Options to purchase
         ------------------------------
an aggregate total of 270,750 shares of Company Common Stock that are outstanding on the Agreement Date (all of which Company Options were granted under the Company Option Plan), as listed on Schedule 3.3.2, there are no
                                             --------------
options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of the Company's authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of the Company's capital stock or obligating the Company to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement, and the Company has no liability for any dividends accrued but unpaid. No person or entity holds or has any option, warrant or other right to acquire any issued and outstanding shares of the capital stock of the

Company from any holder of shares of the capital stock of the Company. A total of 435,000 shares of Company Common Stock are reserved for issuance under the Company Option Plan, and no shares of Company Common Stock have been issued under the Company Option Plan. A total of 270,750 shares of Company Common Stock are issuable upon the exercise of options granted under the Company Option Plan that are outstanding on the Agreement Date and 164,250 shares of Company Common Stock are reserved for future issuance under the Company Option Plan but have not been issued and are not reserved for issuance upon the exercise of any outstanding options. A list of all holders of the Company Options, the number of the Company Options held by each such person and the exercise price and vesting schedule of each Company Option held by each such person is set forth in
Schedule 3.3.2 to the Company Disclosure Letter.  During the two (2) year period
--------------
immediately prior to the Agreement Date, except as may be expressly required by the terms of the Company Option Plan or the option grant letters issued thereunder, the Company has not authorized, or taken any action to authorize, the acceleration of the time during which any holder of any option, warrant or other right to purchase or acquire any share of capital stock of the Company may exercise such option, warrant or right. The Company Option Plan has been duly and validly approved by the Company's Board of Directors and stockholders.

  3.3.3  No Voting Arrangements or Registration Rights.  There are no voting
         ---------------------------------------------
agreements, voting trusts, preemptive rights, rights of first refusal, rights of first offer or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of the Company's outstanding securities or to the conversion of any shares of the Company's capital stock in the Merger. The Company is not under any obligation to register under the 1933 Act any of its presently outstanding stock or other securities or any stock or other securities that may be subsequently issued.

  3.3.4  Liquidation Preference.  The consideration to be received by each of
         ----------------------
the Company Stockholders, as set forth on Exhibit 1, correctly and accurately
                                          ---------
represents the allocations due to each Company Stockholder in accordance with the Company's Certificate of Incorporation and/or Bylaws, each as may be amended, or other documents or applicable arrangements of the Company and/or any Company Stockholder.

  3.4  Subsidiaries.  The Company does not have any subsidiaries or any
       ------------
interest, direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity.

  3.5  No Violation of Existing Agreements.  Neither the execution and delivery
       -----------------------------------
of this Agreement nor any the Company Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the Certificate of Incorporation or Bylaws of the Company as currently in effect; (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to the Company or any of its assets or properties; or
(iii) any material instrument, agreement, contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) to which the Company is a party or by which the

Company or any of its assets or properties are bound. The consummation of the Merger by the Company will not require the consent of any third party other than the approval of the Company's stockholders.

  3.6  Litigation.  There is no action, claim, suit, arbitration, mediation,
       ----------
proceeding, claim or investigation pending against the Company (or against any officer, director, employee or agent of the Company in their capacity as such or relating to their employment, services or relationship with the Company) before any court, administrative agency or arbitrator that, if determined adversely to the Company (or any such officer, director, employee or agent) may have a Material Adverse Effect on the Company, nor, to the Company's knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened. There is currently, and upon consummation of the Merger there will be, no basis for any person, firm, corporation or other entity, to assert a claim against the Company or Interwoven based upon: (a) the Company's entering into this Agreement or any Company Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Company Ancillary Agreement; (b) ownership, rights to ownership, or options, warrants or other rights to acquire ownership, of any shares of the capital stock of the Company; or (c) any rights as a Company stockholder, including any option, warrant or preemptive rights or rights to notice or to vote. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against the Company.

  3.7  Taxes.
       -----

       (a) The Company has timely filed all federal, state, local and foreign tax returns required to be filed by it, has timely paid all taxes required to be paid by it in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. The Company is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against the Company or any of its officers, employees or agents. The Company has not received any notification that any material issues have been raised by (or are currently pending) before the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding the Company and no tax return of the Company has ever been audited by the Internal Revenue Service or any state or local taxing agency or authority. To the Company's knowledge, after due inquiry, no tax liens have been filed against any assets of the Company.

       (b) The Company and/or its stockholders have not made an election to be treated as a subchapter S corporation pursuant to the provisions of the Code for any of the Company's past or present taxable periods.

       (c) For the purposes of this Section, the terms "tax" and "taxes" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll, ad valorem, payroll, documentary, stamp, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax.

  3.8  Company Financial Statements.  The Company has delivered to Interwoven as
       ----------------------------
Exhibit E:  (i) the Company's unaudited consolidated balance sheets (as reviewed
---------
by the Company's accountants) as of December 31, 1997 and 1998 and the Company's unaudited consolidated statements of income, statements of cash flows and statements of stockholders' equity for each of the years ended December 31, 1997 and 1998, and (ii) the Company's unaudited consolidated balance sheet as of March 31, 1999 (the "Balance Sheet"), and the Company's unaudited consolidated statement of operations for the three (3) month period ended March 31, 1999 (all such financial statements of the Company and the notes thereto are hereinafter collectively referred to as the "Company Financial Statements"). The Company Financial Statements (a) are derived from and in accordance with the books and records of the Company, (b) fairly present the financial condition of the Company at the dates therein indicated and the results of operations for the periods therein specified and (c) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. the Company has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) those shown on the Balance Sheet, and (ii) those that may have been incurred after March 31, 1999, the date of the Balance Sheet (the "Balance Sheet Date") in the ordinary course of the Company's business consistent with its past practice, and that are not material in amount, either individually or collectively. All reserves established by the Company and set forth in the Balance Sheet are reasonably adequate. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Balance Sheet as required by said Statement No. 5.

  3.9  Title to Properties.  The Company has good and marketable title to all of
       -------------------
its assets and properties (including but not limited to those shown on the Balance Sheet), free and clear of all mortgages, deeds of trust, security interests, pledges, liens, title retention devices, collateral assignments, claims, charges, restrictions or other encumbrances of any kind. All machinery, vehicles, equipment and other tangible personal property owned by the Company or used in its business are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed leasehold possession of the real or personal property that is the subject of the lease. The Company is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties (the violation of which would result in a Material Adverse Effect on the Company), nor has the Company received any notice of violation of law with which it has not complied. The Company does not own any real property.

3.10  Absence of Certain Changes.  Since the Balance Sheet Date, there has not
      --------------------------
been with respect to the Company any:

      (a) material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of the Company;

      (b) amendment or change in the Certificate of Incorporation or Bylaws of the Company;

      (c) incurrence, creation or assumption by the Company of (i) any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind on any of the assets or properties of the Company; or (ii) any material obligation or liability or any indebtedness for borrowed money;

      (d) issuance or sale of any debt or equity securities of the Company or any options or other rights to acquire from the Company, directly or indirectly, any debt or equity securities of the Company;

      (e) payment or discharge of any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind or any liability, which lien or liability was not either shown on the Balance Sheet or incurred in the ordinary course of the Company's business after the Balance Sheet Date;

      (f) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of the Company other than in the ordinary course of the Company's business;

      (g) damage, destruction or loss, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on the Company;

      (h) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of the Company, any split, combination or recapitalization of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of the capital stock of the Company or any change in any rights, preferences, privileges or restrictions of any outstanding security of the Company;

      (i) change or increase in the compensation payable or to become payable to any of the officers or employees of the Company, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents except in connection with normal employee salary or performance reviews or otherwise in the ordinary course of business consistent with the Company's past practice;

        (j) change with respect to the management, supervisory or other key personnel of the Company;

        (k) obligation or liability incurred by the Company to any of its officers, directors or stockholders except normal compensation and expense allowances payable to officers in the ordinary course of business consistent with the Company's past practice;

        (l) making of any loan, advance or capital contribution to, or any investment in, any officer, director or stockholder of the Company or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

        (m) entering into, amendment of, relinquishment, termination or non-renewal by the Company of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business or any written or oral indication or assertion by the other party thereto of problems with the Company's services or performance under such contract, lease, transaction, commitment or other right or obligation or its desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

        (n) material change in the manner in which the Company extends discounts or credits to customers or otherwise deals with its customers;

        (o) entering into by the Company of any transaction, contract or agreement or the conduct of business or operations other than in the ordinary course of its business consistent with past practices;

        (p) any transfer or grant of a right under any Company IP Rights (as defined in Section 3.13 below), other than those transferred or granted in the ordinary course of the Company's business consistent with the Company's past practice; or

        (q) any agreement or arrangement made by the Company to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty of the Company set forth in this Agreement untrue or incorrect as of the date when made.

  3.11  Contracts and Commitments.  Schedule 3.11 to the Company Disclosure
        -------------------------   -------------
Letter sets forth a list of each of the following written or oral contracts, agreements, commitments or other instruments to which the Company is a party or to which the Company or any of its assets or properties is bound:

        (a) consulting or similar agreement under which the Company provides any advice or services to a customer of the Company for an annual compensation to the Company of $25,000 per year or more;

        (b) continuing contract for the future purchase, sale, license, provision or manufacture of products, material, supplies, equipment or services requiring payment to or from the Company in an amount in excess of $10,000 per annum which is not terminable on thirty (30) days' or less notice without cost or other liability to the Company or in which the Company has granted or received manufacturing rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or services, group of products or services or territory;

        (c) contract providing for the development of software for the Company, or the license of software to the Company, which software is used or incorporated in any products currently distributed by the Company or to provide any services currently provided by the Company or is contemplated to be used or incorporated in any products to be distributed or services to be provided by the Company (other than software generally available to the public at a per copy license fee of less than $1,000 per copy);

        (d) joint venture or partnership contract or agreement or other agreement which has involved or is reasonably expected to involve a sharing of profits or losses in excess of $25,000 per annum with any other party;

        (e) contract or commitment for the employment of any officer, employee or consultant of the Company or any other type of contract or understanding with any officer, employee or consultant of the Company that is not immediately terminable by the Company without cost or other liability;

        (f) indenture, mortgage, trust deed, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

        (g) lease or other agreement under which the Company is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $5,000 per annum;

        (h) agreement or arrangement for the sale of any assets, properties, services or rights having a value in excess of $10,000, other than in the ordinary course of the Company's business consistent with its past practice;

        (i) agreement that restricts the Company from engaging in any aspect of its business, from participating or competing in any line of business or that restricts the Company from engaging in any business in any geographic area;

        (j)  Company IP Rights Agreement (as defined in Section 3.13);

        (k) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of the

Company or any options, warrants or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor; or

        (l)  contract with or commitment to any labor union;

        (m) any other agreement, contract, commitment or instrument that is material to the business of the Company or that involves a commitment by the Company in excess of $25,000.

        A copy of each agreement or document required by this Section to be listed on Schedule 3.11 to the Company Disclosure Letter (collectively, the "Company Material Agreements") has been delivered to Interwoven or Interwoven's counsel. No consent or approval of any third party is required to ensure that, following the Effective Time, any Company Material Agreement will continue to be in full force and effect without any breach or violation thereof caused by virtue of the Merger or by any other transaction called for by this Agreement or any Company Ancillary Agreement.

  3.12  No Default.  The Company is not in breach or default under any Company
        ----------
Material Agreement. The Company is not a party to any contract, agreement or arrangement which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company. The Company does not have any material liability for renegotiation of government contracts or subcontracts, if any.

  3.13  Intellectual Property.
        ---------------------

        3.13.1 The Company owns, or has the right to use, sell or license all Intellectual Property Rights (as defined below) necessary or required for the conduct of its business as presently conducted and as presently proposed to be conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Company IP Rights"), and such rights to use, sell or license are sufficient for such conduct of its business.

        3.13.2 The execution, delivery and performance of this Agreement, the Agreement of Merger and the consummation of the Merger and the other transactions contemplated hereby and/or by the Company Ancillary Agreements and/or the LSA Stockholder Ancillary Agreements will not constitute a material breach of or default under any instrument, contract, license or other agreement governing any Company IP Right (the "Company IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination, of any Company IP Right or materially impair the right of the Company or the Surviving Corporation to use, sell or license any Company IP Right or portion thereof (except where such breach, forfeiture or termination would not have a Material Adverse Effect on the Company or the Surviving Corporation). There are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license, sale or disposition of the Company IP Rights.

        3.13.3 Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by the

Company or currently under development by the Company violates any license or agreement between the Company and any third party or to the best of the Company's knowledge, infringes any Intellectual Property Right of any other party; and there is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right nor, to the knowledge of the Company, is there any basis for any such claim, nor has the Company received any notice asserting that any Company IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of the Company, is there any basis for any such assertion. To the knowledge of the Company, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, non-solicitation agreement or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject the Company to any liability.

        3.13.4 The Company has taken reasonable and practicable steps designed to protect, preserve and maintain the secrecy and confidentiality of the Company IP Rights and all the Company's proprietary rights therein. All officers, employees and consultants of the Company having access to proprietary information have executed and delivered to the Company an agreement regarding the protection of such proprietary information and the assignment of inventions to the Company; and copies of the form of all such agreements have been delivered to Interwoven or Interwoven's counsel.

        3.13.5 Schedule 3.13 to the Company Disclosure Letter contains a list of
               -------------
all Company IP Rights and all worldwide applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by the Company to secure, perfect or protect its interest in the Company IP Rights, including, without limitation, all patents, patent applications, copyrights (whether or not registered), copyright applications, trademarks and service marks (whether or not registered) and trademark and service mark applications.

        3.13.6 As used herein, the term "Intellectual Property Rights" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, software source and object code, algorithms, architectures, structures, screen displays, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, programmers' notes, memoranda and records.

        3.13.7 Except as set forth in any Company Material Agreement (as expressly listed on Schedule 3.11), the Company has not agreed to indemnify any
                    -------------
person for any
infringement of any Intellectual Property Rights of any third party by any product or service that has been sold, licensed, leased, supplied or provided by the Company.

        3.14 Compliance with Laws. The Company has complied, and is now and at
             --------------------
the Closing Date will be in compliance, in all material respects, with all applicable federal, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to its assets, properties, and business. The Company holds all permits, licenses and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business.

  3.15  Certain Transactions and Agreements. None of the officers, directors or
        -----------------------------------
stockholders of the Company, and to the Company's knowledge, none of its employees, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, the Company (except with respect to any interest in less than one percent (1%) of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or stockholders or any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with the Company, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to Interwoven and except for agreements related to the purchase of the stock of the Company by, or the grant of Company Options to, such persons. None of said officers, directors, employees or stockholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any the Company IP Rights or any other Intellectual Property Rights) that is used in or that pertains to the business of the Company, except for the normal rights of a stockholder.

  3.16  Employees, ERISA and Other Compliance.
        -------------------------------------

        3.16.1 The Company is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters. A list of all employees, officers and consultants of the Company and their current compensation is set forth on
Schedule 3.16.1 to the Company Disclosure Letter.  The Company does not have any
---------------
employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

        3.16.2 The Company (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization and (iv) does not have any current labor disputes. The Company has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave its employ.

        3.16.3 The Company has no pension plan which constitutes, or has since the enactment of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") constituted, a "multiemployer plan" as defined in Section 3(37) of ERISA. No Company pension plans are subject to Title IV of ERISA.

        3.16.4  Schedule 3.16.4 to the Company Disclosure Letter lists each
                ---------------
employment, severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by the Company and covers any employee or former employee of the Company. Such contracts, plans and arrangements as are described in this
Section 3.16.4 are hereinafter collectively referred to as "Company Benefit Arrangements." Each Company Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Company Benefit Arrangement. The Company has delivered to Interwoven or its counsel a complete and correct copy or description of each Company Benefit Arrangement.

        3.16.5 There has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under, any Company Benefit Arrangement that would increase materially the expense of maintaining such Company Benefit Arrangement above the level of the expense incurred in respect thereof for the Company's fiscal year ended December 31, 1999.

        3.16.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of the Company are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect the Company and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of the Company Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on the Company, or in a material adverse effect on the business, operations or financial condition of Interwoven.

        3.16.7 No benefit payable or which may become payable by the Company pursuant to any Company Benefit Arrangement or as a result of or arising under this Agreement or the Agreement of Merger will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. The Company is not a party to any: (a) agreement (other than as described in (b) below) with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company in the nature of any of the transactions contemplated by this Agreement, the Agreement of Merger or any Company Ancillary Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement, the Agreement of Merger or any Company Ancillary Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the Agreement of Merger or any Company Ancillary Agreement.

        3.17 Corporate Documents. The Company has made available to Interwoven
             -------------------
for examination all documents and information listed in the Company Disclosure Letter or in any schedule thereto or in any other exhibit or schedule called for by this Agreement which have been requested by Interwoven or Interwoven's legal counsel, including, without limitation, the following: (a) copies of the Company's Articles of Incorporation and Bylaws as currently in effect; (b) the Company's Minute Book containing all records of all proceedings, consents, actions, and meetings of the Company's stockholders, board of directors and any committees thereof; (c) the Company's stock ledger and journal reflecting all stock issuances and transfers; (d) all permits, orders, and consents issued by any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders, and consents; and (e) all agreements of the Company required to be listed in Schedule 3.11 to the Company Disclosure Letter.

  3.18  No Brokers.  Neither the Company nor any affiliate of the Company is
        ----------
obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby, and Interwoven will incur no liability to any such investment banker, broker, finder or similar party as a result of any act or omission of the Company, any of its employees, officers, directors, stockholders, agents or affiliates.

  3.19  Books and Records.
        -----------------

        3.19.1 The books, records and accounts of the Company (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years,
(c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company, and (d) accurately and fairly reflect the basis for the Company Financial Statements.

        3.19.2 The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and
(ii) to maintain accountability for assets; and (c) the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

  3.20  Insurance.  During the prior three years, the Company has maintained,
        ---------
and the Company now maintains, fire and casualty, general liability, business interruption, product liability, errors and omissions, and sprinkler and water damage insurance with respective insurers, and in the respective amounts, set forth in Schedule 3.20 to the Company Disclosure Letter.
         -------------

   3.21  Environmental Matters.
         ---------------------

        3.21.1 During the period that the Company and any subsidiary have leased or owned their respective properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities by the Company or its subsidiaries or, to the best of the Company's knowledge, any other person or entity. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company or any subsidiary having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and
                                               --------    -------
"threatened release" shall have the definitions assigned thereto by the
 ------------------
Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of this
                                      ------
Agreement "Hazardous Materials" shall mean any hazardous or toxic substance,
           -------------------
material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (1) CERCLA; (2) any similar federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes.

        3.21.2 To the best of the Company's knowledge, none of the properties or facilities of the Company or any subsidiary is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that the Company or any subsidiary have owned or leased their respective properties and facilities, neither the Company nor any subsidiary nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

        3.21.3 During the time that the Company and any subsidiary have owned or leased their respective properties and facilities, there has been no litigation brought or, to the Company's knowledge, threatened against the Company or any subsidiary by, or any settlement reached by the Company or any subsidiary with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

  3.22  Disclosure.  Neither this Agreement, its exhibits and schedules, nor any
        ----------
of the certificates or documents to be delivered by the Company to Interwoven under this Agreement, or any other documents delivered by the Company to Interwoven regarding the Company's business (excluding documents that were (i) not actually prepared by the Company or at the Company's request, and (ii) not executed by the Company or its officers, directors, or employees), taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF INTERWOVEN

  Interwoven hereby represents and warrants that, except as set forth in the Schedule of Exceptions attached hereto as Exhibit F (the "Interwoven Disclosure
                                          ---------
Letter"), each of the following representations, warranties and statements in this Article 4 are true and correct:

  4.1  Organization and Good Standing.  Interwoven is a corporation duly
       ------------------------------
organized, validly existing and in good standing under the laws of the State of California, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

  4.2  Power, Authorization and Validity.
       ---------------------------------

       4.2.1 Interwoven has the right, power and authority to enter into, execute and perform its obligations under this Agreement and the Interwoven Ancillary Agreements. The execution, delivery and performance of this Agreement and the Interwoven Ancillary Agreements by Interwoven have been duly and validly approved and authorized by Interwoven's Board of Directors.

       4.2.2 No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to enable Interwoven to enter into, and to perform its obligations under, this Agreement or the Interwoven Ancillary Agreements, except for (a) the filing with the SEC of a Form D, if required; (b) the filing of the Agreement of Merger (or the Certificate of Merger) with the Delaware Secretary of State and any such further documents as may be required under the Delaware General Corporation Law to effect the Merger; (c) the filing of the Agreement of Merger (and related officers' certificates) with the California Secretary of State and any such further documents as may be required under the California Corporations Code to effect the Merger; and (d) such other filings, if any, as may be required to comply with federal and state securities laws.

       4.2.3 This Agreement and the Interwoven Ancillary Agreements are, or when executed by Interwoven will be, valid and binding obligations of Interwoven, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

  4.3  Capital Structure.
       -----------------

       4.3.1 Stock. The authorized capital of Interwoven consists of: 40,000,000
             -----
shares of Common Stock, of which 9,239,506 are issued and outstanding as of April 30, 1999, and 25,000,000 shares of Preferred Stock (the "Preferred") of which (a) 1,120,000 shares have been designated Series A Preferred, 1,120,000 of which are issued and outstanding, (b) 3,142,133 shares have been designated Series B Preferred, 3,039,505 of which are issued and outstanding, (c) 7,159,743 shares have been designated Series C Preferred, of which 7,159,743 are issued and outstanding, (d) 3,741,217 shares have been designated Series D Preferred Stock, 3,741,217 of which are issued and outstanding, and (e) 3,600,000 shares have been designated Series E Preferred, 3,394,719 of which are issued and outstanding. The outstanding shares have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and are fully-paid and non-assessable.

       4.3.2 Options. As of the Agreement Date, 5,650,000 shares of Common Stock
             -------
have been reserved for issuance pursuant to the exercise of options granted under Interwoven's stock option plans and other equity compensation arrangements approved by the Board of Directors of Interwoven; as of April 30, 1999, options covering 4,713,555 shares of Common Stock are subject to outstanding grants (of which 3,739,506 have been exercised and are reflected in the number of shares of outstanding Common Stock set forth above).

       4.3.3 No Other Options, Etc. Except for the Interwoven stock options
             ---------------------
described in Section 4.3.2 above and warrants to purchase Series B Preferred Stock (convertible into 108,108 shares of Common Stock upon exercise of the warrants), and options to be potentially granted to new employees pursuant to outstanding employment offer letters, there are no outstanding options, warrants, convertible or other securities of Interwoven entitling any party to purchase or acquire shares of Interwoven Common Stock, Interwoven Series E Stock, or any other securities of Interwoven.

       4.4 No Violation of Material Agreements. Neither the execution and
           -----------------------------------
delivery of this Agreement nor any Interwoven Ancillary Agreement, nor the consummation of the transactions contemplated by this Agreement or any Interwoven Ancillary Agreement, will conflict with, or (with or without notice or lapse of time, or both) result in: (a) a termination, breach, impairment or violation of (i) any provision of the Certificate of Incorporation or Bylaws of Interwoven, as currently in effect or (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation to which Interwoven or its assets or properties is subject; or (b) a termination, or a material breach, impairment or violation, of any material instrument or contract to which Interwoven is a party or by which Interwoven or its properties are bound.

       4.5 Disclosure. Interwoven has made available to the Company a disclosure
           ----------
package consisting of the audited consolidated balance sheets, statements of income, statements of cash flows and statements of stockholders' equity for the year ended December 31, 1998 (collectively, the "Interwoven Disclosure Package"). The Interwoven Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to the Company pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading in any material respect.

       4.6 Validity of Shares. The shares of Interwoven Series E Stock and
           ------------------
warrants to purchase Interwoven Series E Stock to be issued pursuant to the Merger will, when issued: (a) be duly authorized, validly issued, fully paid and nonassessable and free of liens and encumbrances created by Interwoven, and (b) will be free and clear of any liens and encumbrances except for applicable securities law restrictions on transfer, including those imposed by Regulation D or Section 4(2) of the 1933 Act and Rule 144 promulgated under the 1933 Act, or under applicable "blue sky" state securities laws.

      4.7 No Brokers. Interwoven is not obligated for the payment of any fees or
          ----------
expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby for which the Company or any of the LSA Stockholders will incur any liability.

      4.8 No Material Adverse Change. Since December 31, 1998, there has been no
          --------------------------
material adverse change in the business, operations or financial condition of Interwoven and its subsidiaries, taken as a whole.

      4.9 No Violation of Existing Agreements. Interwoven has not received
          -----------------------------------
notice from any third party that it is or would, with the passage of time, be
(i) in material violation of any provision of the Articles of Incorporation or Bylaws of Interwoven; or (ii) in default or violation of any material term, condition or provision of (a) any material judgment, decree, order, injunction or stipulation applicable to Interwoven or (b) any currently effective material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license, which default or violation would have a material adverse effect on the business, operations or financial condition of Interwoven and its subsidiaries, taken as a whole.

      4.10 Litigation. There is no action, claim, suit, arbitration, proceeding,
           ----------
claim or investigation pending against Interwoven before any court, administrative agency or arbitrator that, if determined adversely to Interwoven, is likely to have a material adverse effect on Interwoven's financial condition or results of operation, nor, to Interwoven's knowledge, has any such action, suit, proceeding, arbitration, claim or investigation been threatened.

                                   ARTICLE 5

                      PRE-CLOSING COVENANTS OF THE COMPANY

                            AND THE LSA STOCKHOLDERS

  During the period from the Agreement Date until the earlier to occur of (i) the Effective Time or (ii) the termination of this Agreement in accordance with
Section 10, the Company and the LSA Stockholders covenant and agree with Interwoven as follows:

  5.1  Advice of Changes.  The Company will promptly advise Interwoven in
       -----------------
writing (a) of any event occurring subsequent to the Agreement Date that would render any representation or warranty of the Company contained in Section 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in the Company's business, results of operations or financial condition. The Company will deliver to Interwoven within fifteen (15) days after the end of each monthly accounting period ending after the Agreement Date and before the Closing Date, an unaudited balance sheet and statement of operations, which financial statements will be prepared in the ordinary course of its business, consistent with its past practice in accordance with the Company's books and records and generally accepted accounting principles and will fairly present the financial position of the Company as of their respective dates and the results of the Company's operations for the periods then ended.

  5.2  Maintenance of Business.  The Company will carry on and preserve its
       -----------------------
business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If the Company becomes aware of a material deterioration in the relationship with any key customer, key supplier or key employee, it will promptly bring such information to the attention of Interwoven in writing and, if requested by Interwoven, will exert reasonable commercial efforts to promptly restore the relationship.

  5.3  Conduct of Business.  The Company will continue to conduct its business
       -------------------
and maintain its business relationships in the ordinary and usual course consistent with past practice and will not, without the prior written consent and approval (which may be given verbally to be promptly followed by written confirmation) of the President or Chief Financial Officer of Interwoven:

       (a) borrow or lend any money other than advances to employees for travel and expenses that are incurred in the ordinary course of the Company's business consistent with the Company's past practice;

       (b) enter into any transaction or agreement not in the ordinary course of the Company's business consistent with the Company's past practice;

       (c) encumber or permit to be encumbered any of its assets;

       (d) sell, transfer or dispose of any of its assets except in the ordinary course of the Company's business consistent with the Company's past practice;

       (e) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible;

       (f) pay any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with the Company's past practices not to exceed 5% of such officer's, employee's or consultant's base annual compensation, and except pursuant to existing arrangements previously disclosed to and approved in writing by Interwoven, and except for previously accrued bonuses and remuneration to employees reflected in the Company's financial statements reviewed by Interwoven) or enter into any new employment or consulting agreement with any such person;

       (g) change any of its accounting methods;

       (h) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities or pay or distribute any cash or property to any Company stockholder or securityholder or make any other cash payment to any shareholder or securityholders of the Company that is unusual, extraordinary, or not made in the ordinary course of the Company's business consistent with its past practice;

       (i) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of the Company's business, consistent with its past practice, and which are not material in amount or effect;

       (j) guarantee or act as a surety for any obligation of any third party;

       (k) waive or release any material right or claim or any mortgage, deeds of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind, except in the ordinary course consistent with the Company's past practice;

       (l) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or securities ultimately exchangeable for, or convertible into, shares of its capital stock;

       (m) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

       (n) merge, consolidate or reorganize with, or acquire, any corporation, partnership, limited liability company or any other entity or enter into any negotiations, discussions or agreement for such purpose;

       (o) amend its Articles of Incorporation or Bylaws;

       (p) license any of its technology or intellectual property except in the ordinary course of its business consistent with past practice;

       (q) change any insurance coverage or issue any certificates of insurance;

       (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have first been delivered to Interwoven for its review prior to filing;

       (s) modify or change the exercise or conversion rights or exercise or purchase prices of any capital stock of the Company, any Company stock options, warrants or other Company securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any capital stock or other securities of the Company or (ii) the vesting or release of any shares of capital stock or other securities of the Company from any repurchase options or rights of refusal held by the Company or any other party or any other restrictions unless such accelerations/modifications are expressly required and mandated by the terms of a formal written agreement or plan that was entered into prior to the execution of the Plan by Interwoven and the Company; or

       (t) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(s); provided that the Company may terminate any factoring arrangements or agreements to purchase the Company's receivables, in each case, pursuant to the terms of such agreements.

  5.4  Company Stockholder Approval; Stockholder Agreements.  The Company has
       ----------------------------------------------------
obtained the written consent of its stockholders, in compliance with applicable law and the Company's Certificate of Incorporation and Bylaws, both as amended, approving this Agreement, the Agreement of Merger, the Merger, and related matters (such Company stockholders' written consent is hereinafter referred to as the "Company Stockholder Vote"). The Company's Board of Directors and the LSA Stockholders will not take any action whatsoever to revoke, modify, invalidate, or withdraw the Company Stockholder Vote unless the Termination Date passes and the Merger has not been consummated. Concurrently with the execution of this Agreement, each of the LSA Stockholders has executed and delivered to Interwoven a Company Stockholder Agreement in the form attached hereto as Exhibit G agreeing, among other things, to vote in favor of the Merger and
---------
against any competing proposals.

  5.5  Regulatory Approvals.  The Company will promptly execute and file, or
       --------------------
join in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Interwoven may reasonably request, in connection with the consummation of the Merger or any other transactions contemplated by this Agreement, any Company Ancillary Agreement or any LSA Stockholder Ancillary Agreement. The Company will use its best efforts to obtain, and to cooperate with Interwoven to promptly obtain, all such authorizations, approvals and consents.

  5.6  Necessary Consents.  Except as otherwise expressly permitted by this
       ------------------
Agreement, the Company will use its best efforts to obtain such written consents and take such other actions as may be reasonably necessary or appropriate in addition to those set forth in the foregoing Sections of this Article 5 to allow the consummation of the transactions contemplated hereby and to allow Interwoven to carry on the Company's business after the Effective Time.

  5.7  Litigation.  The Company will notify Interwoven in writing promptly after
       ----------
learning of any material claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by it to be threatened against it.

  5.8  No Other Negotiations.  From the Agreement Date until the earlier of
       ---------------------
termination of this Agreement in accordance with Section 10 or consummation of the Merger, neither the Company nor any LSA Stockholder will, nor will the Company or any LSA Stockholder authorize, encourage or permit any officer, director, employee, stockholder or affiliate of the Company or any other person, on its or their behalf to, directly or indirectly, solicit or encourage any offer from any party or consider any inquiries or proposals received from any party, participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person (other than Interwoven), concerning any agreement or transaction regarding the possible disposition of all or any substantial portion of the Company's business, assets or capital stock by merger, consolidation, sale of assets, sale of stock, tender offer or any other form of business combination ("Alternative Transaction"). The Company will promptly notify Interwoven orally and in writing of any such inquiries or proposals. In addition, neither the Company nor any LSA Stockholder will execute, enter into or become bound by (a) any letter of intent or agreement or commitment between the Company and any third party that is related to an Alternative Transaction or (b) any agreement or commitment between the Company and a third party providing for an Alternative Transaction.

  5.9  Access to Information.  Until the Closing, the Company will allow
       ---------------------
Interwoven and its agents reasonable access to the files, books, records and offices of the Company, including, without limitation, any and all information relating to the Company's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition. The Company will cause its accountants to cooperate with Interwoven and its agents in making available all financial information reasonably requested by Interwoven, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

  5.10  Satisfaction of Conditions Precedent.  The Company and the LSA
        ------------------------------------
Stockholders will use their best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Articles 8 and 9, and the Company and the LSA Stockholders will use their best efforts to cause the transactions contemplated by this Agreement to be consummated; and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the Merger and all other transactions contemplated by this Agreement and the Company Ancillary Agreements. In particular, the Company and the LSA Stockholders will use their best efforts to cause the Merger to become effective in accordance with this Agreement by July 1, 1999.

  5.11  Blue Sky Laws.  The Company will use its best efforts to assist
        -------------
Interwoven to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

  5.12  Company Dissenting Shares.  As promptly as practicable after the date of
        -------------------------
the Company Stockholder Vote and prior to the Closing Date, the Company will furnish Interwoven with the name and address of each holder (or potential holder) of any Company Dissenting Shares (if any) and the number of Company Dissenting Shares (or potential Company Dissenting Shares) owned by each such holder.

  5.13  Termination of Registration and Voting Rights.  All registration rights
        ---------------------------------------------
agreements and voting agreements applicable to or affecting any outstanding shares or other securities of the Company will be duly terminated and canceled by no later immediately prior to the Effective Time.

  5.14  Termination of Company Options.  Each Company Option that is outstanding
        ------------------------------
will be duly terminated and canceled by no later than immediately prior to the Effective Time.

  5.15  Invention Assignment and Confidentiality Agreements.  The Company will
        ---------------------------------------------------
use its best efforts to obtain from each employee and consultant of the Company who has had access to any software, technology or copyrightable, patentable or other proprietary works owned or developed by the Company, or to any other confidential or proprietary information of the Company or its clients, an invention assignment and confidentiality agreement in a form reasonably acceptable to Interwoven, duly executed by such employee or consultant and delivered to the Company.

  5.16  Closing of Merger.  Neither the Company nor the LSA Stockholders will
        -----------------
refuse to effect the Merger if, on or before the Closing Date, all the conditions precedent to the Company's obligations to effect the Merger under
Article 8 hereof have been satisfied or waived by the Company.

                                   ARTICLE 6

                              INTERWOVEN COVENANTS

  During the period from the Agreement Date until the earlier to occur of (i) the Effective Time or (ii) the termination of this Agreement in accordance with
Section 10, Interwoven covenants and agrees as follows:

  6.1  Advice of Changes.  Interwoven will promptly advise the Company in
       -----------------
writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Interwoven contained in this Agreement, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate in any material respect and (b) of any material adverse change in Interwoven's business, results of operations or financial condition.

  6.2  Regulatory Approvals.  Interwoven will execute and file, or join in the
       --------------------
execution and filing, of any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which the Company may reasonably request, in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the Interwoven Ancillary Agreements in accordance with the terms of this Agreement. Interwoven will use its best efforts to obtain all such authorizations, approvals and consents.

  6.3  Satisfaction of Conditions Precedent.  Interwoven will use its best
       ------------------------------------
efforts to satisfy or cause to be satisfied all of the conditions precedent which are set forth in Article 8, and Interwoven will use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby. In particular, Interwoven will use its best efforts to cause the Merger to become effective in accordance with this Agreement by July 1, 1999.

  6.4  Blue Sky Laws.  Interwoven will take such steps as may be necessary to
       -------------
comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

  6.5  Registration Rights.  Interwoven agrees to use its best efforts to
       -------------------
promptly after the consummation of the Merger cause the Third Amended and Restated Investors' Rights Agreement dated June 10, 1999, as amended (the "Rights Agreement"), to be amended to permit each LSA Stockholder who is issued shares of Interwoven Series E Stock in the Merger to become a party thereto solely for the purposes of granting piggyback registration rights as set forth in Section 5 of the Rights Agreement with respect to the shares of Common Stock issuable upon the conversion of the Interwoven Series E Stock ("Conversion Stock"). A true and correct copy of the Rights Agreement has been provided to each such LSA Stockholder. Notwithstanding the foregoing, it is understood and agreed that the shares of Conversion Stock shall not be "Registrable Securities" for the purposes of Section 4 of the Rights Agreement, regarding "demand" registration rights and "S-3" registration rights. Except as provided in the previous sentence, the piggyback registration rights to be granted to each such LSA Stockholder with respect to the Conversion Stock under Section 5 of the Rights Agreement shall be granted on a pro rata, pari passu basis with the registration rights of other holders of registration rights under the Rights Agreement. As a condition to being granted the registration rights described above, each such LSA Stockholder must execute and deliver such signature pages to the Rights Agreement (and become subject to the terms and conditions with respect to such piggyback registration rights as set forth in the Rights Agreement) as Interwoven may request. The provisions of the definitive Rights Agreement, as amended, granting the piggyback registration rights described above shall supersede this Section, which shall then have no further force or effect.

                                   ARTICLE 7

                                CLOSING MATTERS

  7.1  The Closing.  Subject to termination of this Agreement as provided in
       -----------
Section 10 below, the closing of the transactions to consummate the Merger (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m., Pacific Standard Time on the first business day after all of the conditions to Closing set forth in Sections 8 and 9 hereof have been satisfied and/or waived in accordance with this Agreement, or on such later day as Interwoven and the Company may mutually agree on (the "Closing Date"), but no later than July 1, 1999. Concurrently with the Closing, the Agreement of Merger (or a Certificate of Merger) will be filed with the Delaware Secretary of State, and the Agreement of Merger (and related officers' certificates) will be filed with the California Secretary of State.

  7.2  Exchange of Certificates.
       ------------------------

       7.2.1 Within a reasonable time following the Closing, each holder of shares of Company Stock will surrender the certificate(s) for such shares (each a "Company Certificate"), duly endorsed to Interwoven for cancellation as of the Effective Time. Promptly after the Effective Time and receipt of such Company Certificates, Interwoven or its transfer agent will issue to each tendering holder of a Company Certificate a certificate for the number of shares of Interwoven Series E Stock and warrants to purchase Interwoven Series E Stock to which such holder is entitled pursuant to Section 2.1.1 and Interwoven or its transfer agent will pay by check to each tendering holder cash in lieu of fractional shares in the amount payable to such holder in accordance with
Section 2.1.1.

       7.2.2 No dividends or distributions payable to holders of record of Interwoven Series E Stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to the holder of any unsurrendered Company Certificate until the holder of such unsurrendered Company Certificate surrenders such Company Certificate to Interwoven as provided above. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Company Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions theretofore paid with respect to Interwoven Series E Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

       7.2.3 After the Effective Time there will be no further registration of transfers on the stock transfer books of the Company or its transfer agent of the Company Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section 7.2.

       7.2.4 Until Company Certificates representing shares of Company Stock outstanding immediately prior to the Effective Time are surrendered pursuant to
Section 7.2.1 above, such Company Certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Interwoven Series E Stock and warrants to purchase Interwoven Series E Stock into which such shares of Company Stock will have been converted pursuant to Section 2.1.1 and the Agreement of Merger.

                                   ARTICLE 8

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

  The Company's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by the Company, but only in a writing signed by the Company):

  8.1  Accuracy of Representations and Warranties.  The representations and
       ------------------------------------------
warranties of Interwoven set forth in Section 4 (as qualified by the Interwoven Disclosure Letter) will be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and the Company will have received a certificate to such effect executed by Interwoven's President or Chief Financial Officer.

  8.2  Covenants.  Interwoven will have performed and complied in all material
       ---------
respects with all of its covenants contained in Section 6 on or before the Closing, and the Company will have received a certificate to such effect signed by Interwoven's President or Chief Financial Officer.

  8.3  Requisite Approvals.  The principal terms of this Agreement and the
       -------------------
Agreement of Merger will have been duly and validly approved and adopted by Interwoven's Board of Directors in accordance with applicable law and Interwoven's Articles of Incorporation and Bylaws and the issuance of shares of Interwoven Series E Stock and warrants to purchase Interwoven Series E Stock in the Merger and the grant of Interwoven Options upon conversion of Company Options in the Merger will have been duly and validly approved and adopted by Interwoven's stockholders in accordance with applicable law and Interwoven's Articles of Incorporation and Bylaws.

  8.4  Compliance with Law; No Legal Restraints; No Litigation.  No litigation
       -------------------------------------------------------
or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of Interwoven. There will not be any outstanding or threatened, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity, or any other fact or circumstance, that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions or renders illegal or imposes limitations on (or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on) the Merger or any other material transaction contemplated by this Agreement.

  8.5  Government Consents.  There will have been obtained at or prior to the
       -------------------
Closing Date such permits or authorizations, and there will have been taken all such other actions by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger, including but not limited to requirements under applicable federal and state securities laws.

  8.6  Opinion of Interwoven's Counsel.  the Company will have received from
       -------------------------------
counsel to Interwoven, an opinion substantially in the form of Exhibit H.
                                                               ---------

  8.7  Tax Status.  The Company shall not have been advised in writing by
       ----------
Levine, Katz, Nannis & Solomon, the Company's accountants, that, by reason of any act or omission on the part of Interwoven, the Merger will not be eligible to be treated as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code.

  8.8  No Material Adverse Change.  There will not have been any material
       --------------------------
adverse change in the financial condition, properties, assets, liabilities, business, results of operations or operations of Interwoven and its subsidiaries, taken as a whole, and the Company will have received a certificate to such effect signed by the Company's President or Chief Financial Officer.

                                   ARTICLE 9

                    CONDITIONS TO OBLIGATIONS OF INTERWOVEN

  The obligations of Interwoven hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Interwoven, but only in a writing signed by Interwoven):

  9.1  Accuracy of Representations and Warranties.  The representations and
       ------------------------------------------
warranties of the Company set forth in Section 3 (as qualified by the Company Disclosure Letter) will be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and Interwoven will have received a certificate to such effect executed by the Company's President or Chief Financial Officer.

  9.2  Covenants.  The Company will have performed and complied in all material
       ---------
respects with all of its covenants contained in Section 5 on or before the Closing, and Interwoven will have received a certificate to such effect signed by the Company's President or Chief Financial Officer.

  9.3  No Material Adverse Change.  There will not have been any material
       --------------------------
adverse change in the financial condition, properties, assets, liabilities, business, results of operations or operations of the Company and its subsidiaries, taken as a whole, and Interwoven will have received a certificate to such effect signed by the Company's President or Chief Financial Officer.

  9.4  Compliance with Law; No Legal Restraints; No Litigation.  There will not
       -------------------------------------------------------
be any outstanding, enacted or adopted or, to the Company's knowledge, threatened order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity, or any other fact or circumstance, that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions, or renders illegal or imposes limitations on (or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on): (i) the Merger or any other material transaction contemplated by this Agreement or any Company Ancillary Agreement; (ii) Interwoven's payment for, or acquisition or purchase of, some or all of the shares of Company Common Stock or any material part of the assets of the Company; (iii) Interwoven's direct or indirect ownership or operation of all or any material portion of the business or assets of the Company; or (iv) Interwoven's ability to exercise full rights of ownership with respect to the Surviving Corporation or its shares, including but not limited to any restrictions on Interwoven's ability to vote the shares of the Surviving Corporation. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of the Company or which asserts that the Company's or Interwoven's negotiations regarding this Agreement, Interwoven's or the Company's entering into this Agreement or the Company's or Interwoven's consummation of the Merger or any other material transaction contemplated by this Agreement or any Company Ancillary Agreement or any LSA Stockholder Ancillary Agreement, breaches or violates any agreement or commitment of the Company or constitutes tortious conduct on the part of Interwoven or the Company.

  9.5  Government Consents.  There will have been obtained at or prior to the
       -------------------
Closing Date such permits or authorizations, and there will have been taken all such other actions, as may be required to consummate the Merger by any governmental or regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

  9.6  Opinion of Company's Counsel.  Interwoven will have received from Gadsby
       ----------------------------
& Hannah LLP, counsel to the Company, an opinion substantially in the form of

Exhibit I.
---------

  9.7  Consents.  Except as otherwise expressly permitted by this Agreement,
       --------
Interwoven will have received duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Company Disclosure Letter or reasonably deemed necessary by Interwoven's legal counsel to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of the Company after the Merger and the preservation of the Company's IP Rights and other assets and properties after the Merger and for Interwoven to consummate the Merger and the other transactions contemplated by this Agreement, the Company Ancillary Agreements and the LSA Stockholder Ancillary Agreements and in form and substance reasonably satisfactory to Interwoven.

  9.8  Requisite Approvals.  The principal terms of this Agreement and the
       -------------------
Agreement of Merger, the Merger and the Company Ancillary Agreements will have been duly and validly approved and adopted, as required by applicable law and the Company's Certificate of Incorporation and Bylaws, by (a) the Company's Board of Directors and (b) the valid and affirmative vote of outstanding shares of Company Common Stock (and any other Company securities (if any) entitled to vote thereon) representing not less than ninety-seven percent (97%) of the voting power of all issued and outstanding Company Common Stock and all other Company voting securities (if any).

  9.9  No Dissenting Shares.  No shares of the capital stock of the Company will
       --------------------
be eligible to exercise or perfect any statutory appraisal rights of dissenting shareholders under applicable law.

  9.10  No Derivative Securities.  All Company Derivative Securities, if any
        ------------------------
will have been exercised in full and thereby converted into shares of Company Common Stock in accordance with their current terms and conditions, or canceled or terminated so that none of the Company Derivative Securities will be outstanding immediately prior to the Effective Time.

  9.11  Investment Letters Executed.  Each LSA Stockholder who is receiving any
        ---------------------------
shares of Interwoven Series E Stock and warrants to purchase Interwoven Series E Stock shall have executed and delivered to Interwoven an Investment Representation Letter.

                                   ARTICLE 10

                            TERMINATION OF AGREEMENT

  10.1  Prior to Closing.
        ----------------

        10.1.1 This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of Interwoven and the Company.

        10.1.2 Unless otherwise agreed by the parties hereto, this Agreement will be automatically terminated at any time prior to the Effective Time without the need for action by any party hereto if all conditions to the parties' obligation to effect the Closing set forth in Sections 8 and 9 have not been satisfied or waived by the appropriate party on or before July 1, 1999 (the "Termination Date").

        10.1.3 Either party may terminate this Agreement at any time prior to the Closing if the other party has committed a material breach of (a) any of its representations and warranties under Section 3 or 4 of this Agreement, as applicable; or (b) any of its covenants under Sections 5 or 6 of this Agreement, as applicable, and has not cured such material breach prior to the earlier of
(i) the Closing or (ii) thirty (30) days after the party seeking to terminate this Agreement has given the other party written notice of its intention to terminate this Agreement pursuant to this Section 10.1.3.

  10.2  At the Closing.  At the Closing, this Agreement may be terminated and
        --------------
abandoned:

        10.2.1 By Interwoven, if any of the conditions precedent to Interwoven's obligations set forth in Article 9 above have not been fulfilled or waived on or prior to the Termination Date; or

        10.2.2 By the Company, if any of the conditions precedent to the Company's obligations set forth in Article 8 above have not been fulfilled or waived on or prior to the Termination Date.

  Any termination of this Agreement under this Section 10.2 will be effective by the delivery of notice of the terminating party to the other party hereto.

  10.3  No Liability.  Any termination of this Agreement in accordance with this
        ------------
Section 10 will be without further obligation or liability upon any party in favor of the other party hereto; provided, however, that nothing herein will
                                 --------  -------
limit the obligation of the Company, the LSA Stockholders and Interwoven to use their best efforts to cause the Merger to be consummated, as set forth in Sections 5.10 and 6.3 hereof, respectively.

                                   ARTICLE 11

                  SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION

                       AND REMEDIES, CONTINUING COVENANTS

  11.1  Survival of Representations.  All representations, warranties and
        ---------------------------
covenants of the Company and the Company Stockholders contained in Sections 3.1, 3.2, 3.3, 3.5, 3.6, 3.7, 3.11, 3.15 and 3.18 of this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of Interwoven, until that date (the "Release Date") which is the earlier of (i) the termination of this Agreement or (ii) December 31, 1999. The provisions of this Section 11 and Section 12 will survive the consummation of the transactions contemplated hereby or the termination of this Agreement. All representation, warranties and covenants of the Company and the Company Stockholders contained in any other Section of this Agreement not enumerated above, except for intentional fraudulent conduct or other willful misconduct with respect to such other Sections, will cease to be of any force or effect upon the earlier of (i) the termination of this Agreement or (ii) the Effective Time.

  11.2  Agreement to Indemnify.  The Company Stockholders will jointly and
        ----------------------
severally indemnify and hold harmless Interwoven and the Surviving Corporation and their respective officers, directors, agents, stockholders and employees, and each person, if any, who controls or may control Interwoven or the Surviving Corporation within the meaning of the 1933 Act (each hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, demonstrable damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") incurred and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by the Company in this Agreement or in the Company Disclosure Letter or any certificate delivered by or on behalf of the Company pursuant hereto, (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date). Any claim of indemnity made by an Indemnified Person under this Section 11.2 must be raised in a writing delivered to the party or parties from whom indemnification is being sought by no later than the Release Date. As used herein, the term "Damages" will not include any overhead costs of Interwoven personnel and the amount of Damages incurred by any Indemnified Person will be reduced by the amount of any insurance proceeds actually received by such Indemnified Person on account of such Damages and the amount of any direct tax savings actually recognized by such Indemnified Person that are directly attributable to such Damages, but will include any reasonable costs or expenses incurred by such Indemnified Person to recover such insurance proceeds or to obtain such tax savings. The Indemnified Persons will use reasonable efforts to mitigate their Damages.

  11.3  Limitation.  Except for intentional fraudulent conduct or other willful
        ----------
misconduct: (i) no Company Stockholder will have any liability to an Indemnified Person under Section 11.2 of this Agreement except to the extent of the consideration received by such Company Stockholder in the Merger and (ii) the remedies set forth in this Section 11.3 will be the exclusive remedies of Interwoven and the other Indemnified Persons under Section 11.2 of this Agreement against any Company Stockholder for any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by the Company in this Agreement or in any certificate, document or instrument delivered by or on behalf of the Company pursuant hereto. In addition, the indemnification provided for in Section 11.2 shall not apply unless and until the aggregate Damages for which one or more Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate of Fifty Thousand Dollars ($50,000) (the "Basket"), in which event the Company Stockholders shall, subject to the foregoing limitations, be liable to indemnify the Indemnified Persons for all Damages in excess of such Basket amount. Furthermore, except with respect to title indemnity claims as provided under
Section 11.5 of this Agreement, Interwoven will seek as its exclusive remedy in recovering Damages against the Company Stockholders adjustments to the exercise price of the warrants to purchase Interwoven Series E Stock received by such Company Stockholders hereunder such that the adjusted exercise price for such warrants shall generally be equal to the original exercise price of such warrant (as adjusted pursuant to the terms of the warrant prior to the contemplated adjustment) plus a pro rata portion of the Damages (based on the total number of warrants to purchase Interwoven Series E Stock issued to all Company Stockholders hereunder), subject to the Basket and subsequent adjustment for additional Damages. The limitations on the indemnification obligations set forth in this Section 11.3 shall not be applicable to Misconduct Damages (as
                                 ---
defined below). As used herein, "Misconduct Damages" means Damages resulting from intentional fraudulent conduct or other willful misconduct or breach of any provisions of the Investment Representation Letters.

  11.4  Notice.  Promptly after Interwoven becomes aware of the existence of any
        ------
potential claim by an Indemnified Person for indemnity from the Company Stockholders under Section 11.2, Interwoven will notify the Company Stockholders of such potential claim in accordance with Section 11.7 below. Failure of Interwoven to give such notice will not affect any rights or remedies of an Indemnified Person hereunder with respect to indemnification for Damages except to the extent the Company Stockholders are materially prejudiced thereby. Prior to the settlement of any claim for which Interwoven seeks indemnity from a Company

Stockholder, Interwoven will provide the Company Stockholders with the terms of the proposed settlement and a reasonable opportunity to comment on such terms in accordance with Section 11.7 below.

     11.5  Title Indemnity.  In addition to, and separate from, the foregoing
           ---------------
agreement to indemnify set forth in Section 11.2, each Company Stockholder agrees, severally and not jointly, to defend and indemnify Interwoven and each other Indemnified Person from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs incurred and arising out of any failure of such Company Stockholder to have good, valid and marketable title to any issued and outstanding shares of Company Common Stock held (or asserted to have been held) by such Company Stockholder, free and clear of all liens, claims and encumbrances, or to have the full right, capacity and authority to enter into this Agreement (in the case of a LSA Stockholder) and to vote such person's shares of Company Stock in favor of the Merger and any other transactions contemplated by this Agreement. A Company Stockholder's liability under the indemnification provided for in this Section 11.5 shall be in addition to any liability of such Company Stockholder under Section 11.2 and shall not be subject to the limitations on such Company Stockholder's liability set forth in
Section 11.3.

  11.6  Representative.  By their approval of the Merger, the Company
        --------------
Stockholders will be conclusively deemed to have consented to, approved and agreed to be personally bound by: (i) the indemnification provisions of this
Section 11; and (ii) the appointment of Gateway Financial Group, or its successor, as the representative of the Company Stockholders (the "Representative") under this Section 11 and as the attorney-in-fact and agent for and on behalf of each Company Stockholder as provided herein; and (iii) the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative this Section 11, including, without limitation, the exercise of the power to: (a) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (b) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Section 11; and (c) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have unlimited authority and power to act on behalf of each Company Stockholder with respect to this Section 11 and the disposition, settlement or other handling of all claims governed hereby, and all rights or obligations arising under this Section 11 so long as all Company Stockholders are treated in the same manner. The Company Stockholders will be bound by all actions taken by the Representative in connection with this Section 11, and Interwoven will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, the Representative will not be liable to any Company Stockholder in the absence of gross negligence or willful misconduct. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of this Section 11 will be paid by the Company Stockholders to the Representative pro rata in proportion to their respective percentage interests in the Interwoven Merger Shares.

     11.7  Claims Procedure.
           ----------------


          (a) Notice of Damages.  Promptly upon becoming aware of any Damages
              -----------------
giving rise to indemnification rights under this Section 11, Interwoven will give the Representative notice of such Damages as set forth herein (the "Notice
                                                                         ------
of Damages").  Each Notice of Damages by Interwoven will be in writing delivered
----------
to the Representative, will specify whether the Damages arise as a result of a claim by a person or entity against Interwoven ("Third Party Damages") or
                                                 -------------------
whether the Damages do not so arise ("Direct Damages"), and shall also specify
                                      --------------
with reasonable particularity (to the extent that the information is available):

               (1) the factual basis for the Damages; and

               (2) the amount of the Damages, if known, or if not known, Interwoven's good faith estimate of the reasonably foreseeable maximum amount of the alleged damages arising from such Damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against Interwoven based on alleged facts, which if true, would constitute a breach of Company's or the LSA Stockholders' representations and warranties) (the "Estimated Damages"), the basis thereof and documentation supporting same.
 -----------------

          As among themselves, the parties agree that if, through the fault of Interwoven, the Representative does not receive notice of any Damages in time effectively to contest the determination of any liability susceptible of being contested, then the liability of the Company Stockholders to Interwoven under this Section 11 shall be reduced by the amount of any losses incurred by the Company Stockholders resulting from Interwoven's failure to give such notice on a timely basis.

          (c) Third Party Damages.  In the case of a Third Party Damages, within
              -------------------
ten days of receipt of a Notice of Damages, the Representative may, by written notice to Interwoven, elect to, at its own expense, participate in or assume control of the negotiation, settlement or defense of the Damages and, in such event, the Representative shall reimburse Interwoven for all of Interwoven's reasonable out-of-pocket expenses as a result of such participation or assumption. If the Representative elects to assume such control, Interwoven shall have the right to participate in the negotiation, settlement or defense of such Third Party Damages and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by Interwoven unless the Representative consents to the retention of such counsel at its expense. If the Representative, having elected to assume such control, thereafter fails to defend the Third Party Damages within a reasonable time, Interwoven shall be entitled to assume such control and the Representative shall be bound by the results obtained by Interwoven with respect to such Third Party Damages. If Interwoven, the Representative or any other party makes a payment, resulting in settlement of the Third Party Damages, which precludes a final determination of the merits of the Third Party Damages and Interwoven and the Representative are unable to agree whether such payment was unreasonable in the circumstances having regard to the amount and merits of the Third Party Damages, then such dispute shall be referred to and finally settled by binding arbitration in accordance with the commercial rules of the American

Arbitration Association ("AAA") then in effect, in San Mateo County, California, by a single arbitrator chosen by the AAA, from which there shall be no appeal.

          (d) Settlement of Third Party Damages.  If the Representative fails to
              ---------------------------------
assume control of the defense of any Third Party Damages, Interwoven shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Representative assumes control of the negotiation, settlement or defense of any Third Party Damages, neither Interwoven, the Representative or any other party shall settle any Third Party Damages without the written consent of the other parties, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of such party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason within a reasonable time after the request therefor.

          (e) Direct Damages.  In the case of Direct Damages, the Representative
              --------------
shall have sixty (60) days from receipt of notice of the Damages within which to make such investigation of the Damages as the Representative considers necessary or desirable. For the purpose of such investigation, Interwoven shall make available to the Representative the information relied upon by Interwoven to substantiate the Damages, together with all such other information as the Representative may reasonably request. If both Parties agree at or before the expiration of such sixty (60) day period (or any mutually agreed upon extension thereof) to the validity and amount of such Damages, the Representative shall immediately pay to Interwoven the full agreed upon amount of the Damages or it will be settled pursuant to Section 11(f). Failing such agreement, the matter shall be referred to binding arbitration in accordance with the commercial rules of the AAA then in effect, in San Mateo County, California, by a single arbitrator chosen by the AAA.

          (f) Resolution of Damages.  Any Notice of Damages received by the
              ---------------------
Representative, will be resolved as follows:

              (1) Uncontested Damages. In the event that the Representative does
                  -------------------
not either (i) contest a Notice of Damages in writing to Interwoven or (ii) pay the amount demanded (as certified by the Representative to Interwoven in writing), all within sixty (60) days after Notice of Damages was received ("Uncontested Damages"), then Interwoven shall be entitled to relief directly against the Company Stockholders equal to the value of the amount of the Damages and/or Estimated Damages specified in the Notice of Damages (and may pursue any action to recover such amounts).

              (2) Contested Damages. In the event that the Representative
                  -----------------
delivers written notice contesting all, or a portion of, a Notice of Damages to Interwoven within the sixty (60) day period provided above, matters that are subject to Third Party Damages brought against Interwoven in a litigation or arbitration will await the final decision, award or settlement of such litigation or arbitration in accordance with the commercial rules of the AAA then in effect, in San Mateo County, California, by a single arbitrator chosen by the AAA, and shall be subject to the provisions and procedures set forth in this Agreement. Matters that are subject to Direct Damages and that are not resolved by the Representative and Interwoven as provided for in this

Section 11 herein will be settled by binding arbitration. Any portion of the Notice of Damages that is not contested will be resolved as set forth above in subclause (1) above. The final decision of the arbitrator will be furnished to the Representative and Interwoven in writing and will constitute a conclusive determination of the issue in question, binding upon the Company Stockholders and Interwoven. After notice that the Notice of Damages is contested by the Representative, Interwoven will be entitled to relief directly against the Company Stockholders (notwithstanding the expiration of the Final Release Date) until (i) execution, and delivery of a settlement agreement by Interwoven and the Representative setting forth a resolution of the Notice of Damages, or (ii) receipt of a copy of the final award of the arbitrator or court, as the case may be.

              (3) Determination of Amount of Damages. Any amount owed to
                  ----------------------------------
Interwoven hereunder, as finally determined pursuant to subclauses (1) or (2) above, will constitute Uncontested Damages under subclause (1) hereof.

              (4) No Exhaustion of Remedies. Interwoven need not exhaust any
                  -------------------------
other remedies that may be available to it but shall proceed directly in accordance with the provisions of this Agreement. The assertion of any single Damages for indemnification hereunder will not bar Interwoven from asserting other Damages hereunder.


                                   ARTICLE 12

                                 MISCELLANEOUS

  12.1  Governing Law.  The internal laws of the State of California
        -------------
(irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

  12.2  Assignment; Binding Upon Successors and Assigns.  Neither party hereto
        -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

  12.3  Severability.  If any provision of this Agreement, or the application
        ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

  12.4  Counterparts.  This Agreement may be executed in any number of
        ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

  12.5  Other Remedies.  Except as otherwise provided herein, any and all
        --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

  12.6  Amendment and Waivers.  Any term or provision of this Agreement may be
        ---------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the stockholders of the Company, but, after such approval, no amendment will be made which by applicable law requires the further approval of the stockholders of the Company without obtaining such further approval. At any time prior to the Effective Time, each of the Company and Interwoven, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and
(iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension will be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

  12.7  Expenses.  Each party will bear its respective expenses and legal fees
        --------
incurred with respect to this Agreement, and the transactions contemplated hereby; provided, however that if the Merger is consummated Interwoven will pay promptly upon demand the reasonable legal and accounting fees and expenses incurred by the Company in this transaction.

  12.8  Attorneys' Fees.  Should suit be brought to enforce or interpret any
        ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, only if such suit proceeds to final judgment, or other final determination by the court as to which party has prevailed.

  12.9  Notices.  All notices and other communications required or permitted
        -------
under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

  If to Interwoven:
           1195 West Fremont Avenue, Suite 2000
           Sunnyvale, CA  94087
           Attention:  David Allen, CFO
           Fax:

  with a copy to:

           Fenwick & West, LLP
           Two Palo Alto Square
           Palo Alto, CA  94306
           Attention:  Matthew P. Quilter
           Fax Number:  (650) 494-1417

  If to the Company:

           Lexington Software Associates, Inc.
           133 Littleton Road, Suite 208
           Westford, MA  01886
           Attention:  Thomas W. Bennett, President
           Fax Number:  (978) 392-6103

  with copies to:

           Gadsby & Hannah LLP
           225 Franklin Street
           Boston, MA  02110
           Attention:  Lawrence H. Gennari, Esquire
           Fax Number:  (617) 345-7050

           Gateway Financial Group, Inc.
           50 Federal Street
           Boston, MA  02110
           Attention:  Andrew D. Clapp
           Fax Number:  (617) 451-2369

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.9.

  12.10  Construction of Agreement.  This Agreement has been negotiated by the
         -------------------------
respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

  12.11  No Joint Venture.  Nothing contained in this Agreement will be deemed
         ----------------
or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

  12.12  Further Assurances.  Each party agrees to cooperate fully with the
         ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

  12.13  Absence of Third Party Beneficiary Rights.  No provisions of this
         -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

  12.14  Public Announcement.  Upon execution of this Agreement, Interwoven and
         -------------------
the Company will issue a press release approved by both parties announcing the Merger. Thereafter, Interwoven may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules. Prior to the publication of such press release (unless this Agreement has been terminated, neither party will make any public announcement relating to this Agreement or the transactions contemplated hereby and the Company will use its reasonable efforts to prevent any trading in Interwoven Series E Stock by its officers, directors, employees, stockholders and agents.

  12.15  Confidentiality.  The LSA Stockholders, the Company and Interwoven each
         ---------------
recognize that they have received and will receive confidential information concerning the other during the course of the Merger negotiations and preparations. Accordingly, the LSA Stockholders, the Company and Interwoven each agrees (a) to use it respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this Section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation by such third party, or (iv) is required to be disclosed by subpoena or by law. If this Agreement is terminated, all documents containing confidential information and all copies, extracts and summaries thereof in any medium shall be returned by the receiving party to the disclosing party. The provisions of this Section will survive the consummation of the transactions contemplated hereby or the termination of this Agreement (except that Interwoven will cease to be bound by these confidentiality provisions with respect to the Company after the Merger becomes effective).

  12.16  Entire Agreement.  This Agreement and the exhibits hereto constitute
         ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.



         [The Remainder of This Page Has Intentionally Been Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


INTERWOVEN, INC.

By:_________________________________
Name:
Title:


LEXINGTON SOFTWARE ASSOCIATES, INC.

By:_________________________________
Name:
Title:


LSA STOCKHOLDERS

By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):


By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):


By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):


By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):


By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):


            [Signature Page to Agreement and Plan of Reorganization]

By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):


By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):


By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):


By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):


By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):


By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):


By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):


By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):


By:_________________________________     By:________________________________
Name:                                    Name:
Title and Entity (if applicable):        Title and Entity (if applicable):

            [Signature Page to Agreement and Plan of Reorganization]

                                    EXHIBITS


Exhibit 1  LSA Stockholders
Exhibit A  Form of Agreement of Merger (CA)
Exhibit B  Form of Certificate of Merger (DE)
Exhibit C  Form of Investment Representation Letter
Exhibit D  Company Disclosure Letter
Exhibit E  Company Financial Statements
Exhibit F  Interwoven Disclosure Letter
Exhibit G  Form of Company Stockholder Agreement
Exhibit H  Form of Opinion of Fenwick & West LLP, counsel to Interwoven
Exhibit I  Form of Opinion of Gadsby & Hannah LLP, counsel to the Company

                                   EXHIBIT 1
                                   ---------



                                                             --------------------------------------------------
                                                                TOTAL CONSIDERATION TO BE RECEIVED IN MERGER
---------------------------------------------------------------------------------------------------------------
                               Number/Type of Company             Interwoven Merger Shares**
                                 Stock held prior to              -------------------------- Cash in lieu of
Name of Stockholder*                   Merger*                       Shares      Warrants    Fractional Shares
===============================================================================================================
Thomas W. Bennett                 400,000 Common                         0             0                 $ 0.00
---------------------------------------------------------------------------------------------------------------
Cam M. Collins                    300,000 Common                         0             0                   0.00
---------------------------------------------------------------------------------------------------------------
Robert W. Bracey                  300,000 Common                         0             0                   0.00
---------------------------------------------------------------------------------------------------------------
David Goldman                      10,000 Common                         0             0                   0.00
---------------------------------------------------------------------------------------------------------------
Harris S. Berlack                  33,333 Series A                   4,265           853                   3.75
---------------------------------------------------------------------------------------------------------------
Nicholas Biddle, Jr. IRA           16,666 Series A                   2,133           426                   1.44
---------------------------------------------------------------------------------------------------------------
Lawrence L. Burckmyer              16,666 Series A                   2,133           426                   1.44
---------------------------------------------------------------------------------------------------------------
DelTech Ventures, LP               33,333 Series A                   4,265           853                   3.75
---------------------------------------------------------------------------------------------------------------
William J. Devers Jr., Trustee,   120,000 Series A                  15,356         3,071                   2.08
William J. Devers Trust
---------------------------------------------------------------------------------------------------------------
Jennifer Dunning                   16,666 Series A                   2,133           426                   1.44
---------------------------------------------------------------------------------------------------------------
Katherine D. Falcone               13,333 Series A                   1,706           341                   2.46
---------------------------------------------------------------------------------------------------------------
Robert Matson                      16,666 Series A                   2,133           426                   1.44
---------------------------------------------------------------------------------------------------------------
Grinnell Morris, Jr.               33,333 Series A                   4,265           853                   3.75
---------------------------------------------------------------------------------------------------------------
Kenneth J. Mooney                  16,666 Series A                   2,133           426                   1.44
---------------------------------------------------------------------------------------------------------------
Martin J. Mooney Trust             16,666 Series A                   2,133           426                   1.44
---------------------------------------------------------------------------------------------------------------
William B. Russell                 66,666 Series A                   8,531         1,706                   1.38
---------------------------------------------------------------------------------------------------------------
Kenneth J. Smith                   16,666 Series A                   2,133           426                   1.44
---------------------------------------------------------------------------------------------------------------
Arthur Terry                       16,666 Series A                   2,133           426                   1.44
---------------------------------------------------------------------------------------------------------------
Alternate Holdings, LLC            33,333 Series A                   4,265           853                   3.75
---------------------------------------------------------------------------------------------------------------
John Shelden Clark                 16,666 Series A                   2,133           426                   1.44
---------------------------------------------------------------------------------------------------------------
George G. Fesus and Susan C.       16,666 Series A                   2,133           426                   1.44
 Fesus JTWROS
---------------------------------------------------------------------------------------------------------------
R.D. Johnson Properties, Ltd.      33,333 Series A                   4,265           853                   3.75
---------------------------------------------------------------------------------------------------------------
Howland B. Jones                   16,666 Series A                   2,133           426                   1.44
---------------------------------------------------------------------------------------------------------------
Brook Venture Fund, L.P.          133,333 Series A                  17,062         3,412                   4.54
---------------------------------------------------------------------------------------------------------------
Frederic H. Morris                  3,500 Series A                     448            89                   2.63
---------------------------------------------------------------------------------------------------------------
Andrew D. Clapp                     3,500 Series A                     448            89                   2.63
===============================================================================================================
TOTAL                                                               88,339        17,659                 $50.31
---------------------------------------------------------------------------------------------------------------


_______________________________
* Reflects all of the holders of capital stock of the Company and the number and type of shares held by such holder immediately prior to the Merger. No other holders of capital stock of the Company will receive any consideration in the Merger. "Common" shall mean the Company Common Stock, and "Series A" shall mean the Company Preferred Stock.

** "Shares" shall mean shares of Interwoven Series E Stock, and "Warrants" shall mean warrants to purchase Interwoven Series E Stock.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INTERWOVEN, INC.

By:  /s/ Martin Brauns
     -------------------------------
Name:
Title:

LEXINGTON SOFTWARE ASSOCIATES, INC.

By:  /s/ Tom Bennett
     -------------------------------
Name: Tom Bennett
Title: President

LSA STOCKHOLDERS

By:  /s/ Tom Bennett
     -------------------------------
Name: Tom Bennett
Title and Entity (if Applicable):

By:  /s/ Cam Collins
     -------------------------------
Name: Cam Collins
Title and Entity (if applicable):

By:  /s/ Robert A. Bracey
     -------------------------------
Name: Robert A. Bracey
Title and Entity (if applicable):

By:  /s/ David Goldman
     -------------------------------
Name: David Goldman
Title and Entity (if applicable):
     Director of Field Operations, LSAI

By:  /s/ Harris S. Berlack
     -------------------------------
Name:  Harris S. Berlack
Title and Entity (if applicable):

By:  /s/ Donald C.Hanfler
     -------------------------------
Name: Donald C. Hanfler
Title and Entity (if applicable):
1st V.P. Davenport & Co. LLC FBO Nicholas Biddle

By:  /s/ Lawrence L. Burckmyer
     -------------------------------
Name: Lawrence L. Burckmyer
Title and Entity (if applicable):

By:  /s/ Jay Delahanty
     -------------------------------

Name: Jay Delahanty
Title and Entity (if applicable):
DelTech Ventures, L.P.

By:  /s/ William J. Devers, Jr.
     -------------------------------
Name: William J. Devers. Jr.
Title and Entity (if applicable):
William J. Devers, Jr. Trustee of the William J.
Devers Trust dated 10/2/92

By:  /s/ Katherine D. Falcone
     -------------------------------
Name: Katherine D. Falcone
Title and Entity (if applicable):

By:  /s/ Robert B. Matson
     -------------------------------
Name: Robert B. Matson
Title and Entity (if applicable):

By:  /s/ Grinnel Morris Jr.
     -------------------------------
Name: Grinnel Morris Jr.
Title and Entity (if applicable):

By:  /s/ Kenneth J. Mooney
     -------------------------------
Name: Kenneth J. Mooney
Title and Entity (if applicable):

MARTIN J. MOONEY TRUST UTD 1-20-93

By:  /s/ Martin J. Mooney
     -------------------------------
Name:
Title and Entity (if applicable):

By:  /s/ William B. Russel         1
     -------------------------------
Name: William B. Russell
Title and Entity (if applicable):

By:  /s/ Kenneth J. Smith
     -------------------------------
Name: Kenneth J. Smith
Title and Entity (if applicable):

By:  /s/ Arthur Terry
     -------------------------------
Name: Arthur Terry
Title and Entity (if applicable):

By:  /s/ Robert R. Romano
     -------------------------------
Name: Robert R. Romano, Member
Title and Entity (if applicable): Alternate Holdings, LLC

By:  /s/ John Sheldon Clark
     -------------------------------
Name: John Sheldon Clark
Title and Entity (if applicable):

By:  /s/ George J. Fesus
     -------------------------------
Name: George J. Fesus
Title and Entity (if applicable):

By:  /s/ Susan C. Fesus
     -------------------------------
Name:  Susan C. Fesus
Title and Entity (if applicable):

By:  R.D. Johnson Properties, LTD
     -------------------------------
Name: R.D. Johnson Properties, Inc. by /s/Mark Brechbill Sec/Treas Title and Entity (if applicable): Mark Brechbill, Secretary/Treasurer

          Howland M. Jones III
By:  /s/ J. Brian Potts
     -------------------------------
Name:
Title and Entity (if applicable):

          Brook Venture Fund
By:  /s/ Andrew D. Clapp
     -------------------------------
Name:
Title and Entity (if applicable):

By:  /s/ Frederic H. Morris
     -------------------------------
Name: Frederic H. Morris
Title and Entity (if applicable):

By:  /s/ Andrew D. Clapp
     -------------------------------
Name: Andrew D. Clapp
Title and Entity (if applicable):